SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2015

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commecement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR40.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers

On March 16, 2015, the Board of Directors of Adams Resources & Energy, Inc., appointed Michelle A. Earley (43) and Murray E. Brasseux (66) to the Board effective March 17, 2015.  In addition, the Board of Directors appointed Sharon C. Davis (55), Treasurer and Chief Accounting Officer of the Company, to the additional positions of Executive Vice President and Chief Operating Officer. Also, current Director, Townes G. Pressler, will assume the additional duties of Vice Chairman of the Board of Directors. In connection with these appointments, Adams Resources & Energy, Inc. issued a press release dated March 16, 2015.  A copy of the announcement is included as Exhibit 99.1 to this report and is incorporated herein by reference.

As Directors, Ms. Earley and Mr. Brasseux will receive quarterly non-employee director compensation of $15,000.  In their capacity as directors, they will also be indemnified by the Company pursuant to an indemnification agreement between such persons and the Company.

Historically, the law firm of Locke Lord LLP, of which Ms. Earley is a partner, has performed legal service for the Company.  Fees paid to Locke Lord LLP for 2014 totaled $280,000.

There were no arrangements of understandings with Ms. Earley or Mr. Brasseux or any other person pursuant to which they were selected as directors.  Neither individual has had direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Item 9.01.                      Financial Statements and Exhibits

(c)	99.1 Copy of Adams Resources & Energy, Inc. press release dated March 16, 2015 entitled “Adams Resources Additions to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: March 16, 2015	By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

The following designated exhibits are incorporated by reference as filed with this report, as indicated.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Copy of Adams Resources & Energy, Inc. press release dated March 16, 2015 entitled “Adams Resources Additions to Board of Directors”